Exhibit 99.1

Western Digital Names Finance Executive Kris Sennesael

as Chief Financial Officer

SAN JOSE, Calif. – May 7, 2025 – Western Digital (Nasdaq: WDC) announced today that it has hired Kris Sennesael as Chief Financial Officer (CFO) effective May 12, 2025. With more than 25 years of experience in finance and general management across the semiconductor and technology industries, Sennesael most recently served as CFO at Skyworks Solutions.

“I am excited for Kris to join Western Digital. His tenure of being a hands-on leader and experience across all global markets will further strengthen our position moving forward,” said Irving Tan, Western Digital’s Chief Executive Officer. “I’m looking forward to his expertise and leadership as we build the future of Western Digital together, balancing investment for innovation and growth with operational efficiency to create sustainable, long-term shareholder value.”

Sennesael will report directly to Tan and will lead Western Digital’s global finance organization including finance, accounting, financial reporting, tax, treasury, internal audit, corporate real estate, and investor relations.

In his prior role with Skyworks Solutions, Sennesael collaborated extensively with the Board of Directors, CEO, and the executive team to steer strategic initiatives aimed at creating shareholder value, and contributed to scaling the business through both organic and inorganic growth strategies. Prior to this role, he held the CFO position at both Enphase Energy and Standard Microsystems, and held leadership roles at ON Semiconductor, AMI Semiconductor, and Alcatel Microelectronics.

About Western Digital

Western Digital empowers the systems and people who rely on data. Consistently delivering massive capacity, high quality and low TCO, Western Digital is trusted by hyperscale cloud providers, enterprise data centers, content professionals and consumers around the world. Core to its values, the company recognizes the urgency to combat climate change and is on a mission to design storage technologies that not only meet today’s data demands but also contribute to a more climate-conscious future. Follow Western Digital on LinkedIn and learn more at http://www.westerndigital.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations for: the company’s future position and creation of shareholder value. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Key risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: adverse global or regional conditions, including new or additional tariffs or trade restrictions; volatility in demand for the company’s products; inflation; increases in interest rates and an economic recession; future responses to and effects of global health crises; the impact of business and market conditions; the outcome and impact of the company’s completed separation of the HDD and Flash businesses, including with respect to stock price volatility and the diversion of management’s attention from ongoing business operations and opportunities; the impact of competitive products and pricing; the company’s development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and the company’s strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; the company’s level of debt and other financial obligations; changes to the company’s relationships with key customers;

compromise, damage or interruption from cybersecurity incidents or other data system security risks; actions by competitors; any decisions to reduce or discontinue paying cash dividends; the company’s ability to achieve its greenhouse gas emissions reduction and other sustainability goals; the impact of international conflicts; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Annual Report on Form 10-K filed with the SEC on August 20, 2024 and Quarterly Report on Form 10-Q filed with the SEC on May 2, 2025, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

© 2025 Western Digital Corporation or its affiliates. All rights reserved. Western Digital, the Western Digital design, and the Western Digital logo are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries. All other marks are the property of their respective owners.

Contacts:

Western Digital Media Relations

WD.Mediainquiries@wdc.com

Western Digital Investor Relations

investor@wdc.com